Exhibit 99.8 (k)

AMENDMENT NUMBER 4

TO PARTICIPATION AGREEMENT

Among

SYMETRA LIFE INSURANCE COMPANY,

PIMCO VARIABLE INSURANCE TRUST,

and

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

WHEREAS, Symetra Life Insurance Company (the “Company”), PIMCO Variable Insurance Trust (the “Fund”) and Allianz Global Investors Distributors LLC (the “Underwriter”) are parties to a Participation Agreement dated April 25, 2005, as amended (the “Agreement”); and

WHEREAS, terms of the Agreement contemplate that it may be amended with the mutual agreement of the parties; and

WHEREAS, all other terms of the Agreement shall remain in full force and effect;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree to amend the Agreement as follows:

1.	The existing Schedule A is deleted in its entirety and replaced with the accompanying Schedule A.

(Signatures located on following page)

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Number 4 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

SYMETRA LIFE INSURANCE COMPANY

By its authorized officer

By:

Name:

Title:

Date:

PIMCO VARIABLE INSURANCE TRUST

By its authorized officer

By:

Name:

Title:

Date:

ALLIANZ GLOBAL INVESTORS

DISTRIBUTORS LLC

By its authorized officer

By:

Name:

Title:

Date:

Schedule A

The term “Designated Portfolio” of the Fund will include any currently offered class of any Portfolio of the Fund (as listed below) as well as any Portfolio of the Fund or any share class of any Portfolio (now existing or hereafter created) created subsequent to the date hereof.

Designated Portfolios/Classes:

Administrative Class Shares

All Asset Portfolio

All Asset All Authority

CommodityRealReturn Strategy Portfolio

Diversified Income Portfolio

Emerging Markets Bond Portfolio

Foreign Bond Portfolio (Unhedged)

Foreign Bond Portfolio (U.S. Dollar-Hedged)

Global Bond Portfolio (Unhedged)

High Yield Portfolio

Long-Term U.S. Government Portfolio

Low Duration Portfolio

Money Market Portfolio

Real Return Portfolio

SmallCap StocksPLUS® TR Portfolio

Short-Term Portfolio

Total Return Portfolio

Total Return Portfolio II

Institutional Class Shares

All Asset Portfolio

All Asset All Authority

CommodityRealReturn Strategy Portfolio

Diversified Income Portfolio

Emerging Markets Bond Portfolio

Foreign Bond Portfolio (Unhedged)

Foreign Bond Portfolio (U.S. Dollar-Hedged)

Global Bond Portfolio (Unhedged)

High Yield Portfolio

Long-Term U.S. Government Portfolio

Low Duration Portfolio

Money Market Portfolio

Real Return Portfolio

Short-Term Portfolio

Total Return Portfolio

Total Return Portfolio II

Advisor Class Shares

All Asset Portfolio

CommodityRealReturn Strategy Portfolio

Emerging Markets Bond Portfolio

Foreign Bond Portfolio (Unhedged)

Global Bond Portfolio (Unhedged)

High Yield Portfolio

Low Duration Portfolio

Real Return Portfolio

SmallCap StocksPLUS® TR Portfolio

Total Return Portfolio

M Class Shares

All Asset Portfolio

All Asset All Authority Portfolio

Segregated Asset Accounts:

Symetra Separate Account C

Symetra Resource Variable Account B

Symetra Separate Account SL

Symetra Separate Account VL

AMENDMENT

TO PARTICIPATION AGREEMENT

Among

SYMETRA LIFE INSURANCE COMPANY,

PIMCO VARIABLE INSURANCE TRUST,

and

PIMCO INVESTMENTS LLC

WHEREAS, Symetra Life Insurance Company (the “Company”), PIMCO Variable Insurance Trust (the “Fund”) and Allianz Global Investors Distributors LLC (“AGID”) entered into a Participation Agreement dated April 25, 2005, as amended (the “Agreement”). Terms used but not defined in this Amendment shall have the meaning ascribed to them in the Agreement;

WHEREAS, all of AGID’s rights, titles and interests and duties, liabilities and obligations under the agreement were irrevocably novated and transferred to PIMCO Investments LLC (“PI”) through a Novation of and Amendment to Participation Agreement dated December 31, 2010 by and among AGID, PI, the Fund and the Company; and

WHEREAS, the terms of the Agreement contemplate that it may be amended with the mutual agreement of the parties; and

WHEREAS, the parties desire to amend the Agreement by deleting the current Schedule A to the Agreement in its entirety and replacing it with the Schedule A attached hereto; and

WHEREAS, the parties recognize that the Agreement was previously amended to include Institutional Class and Class M shares of the Designated Portfolios, but that references to Institutional Class and Class M shares were not added to the Agreement’s “whereas” clauses, and the parties, for the avoidance of doubt but without in any way effecting the validity of such previous amendments, desire to further amend the Agreement to include references to Institutional Class and Class M shares in the Agreement’s ninth “whereas” clause; and

WHEREAS, all other terms of the Agreement shall remain in full force and effect;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and PI agree to amend the Agreement as follows:

1.	The existing Schedule A is deleted in its entirety and replaced with the accompanying Schedule A.

2.	The ninth “whereas” clause of the Agreement is deleted in its entirely and replaced with the following:

“WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Administrative, Advisor,

Institutional and/or Class M shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the “Designated Portfolios”) on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;”

(Signatures located on following page)

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

SYMETRA LIFE INSURANCE COMPANY

By its authorized officer

By:

Name:	Daniel R. Guilbert

Title:	Executive Vice President

Date:

PIMCO VARIABLE INSURANCE TRUST

By its authorized officer

By:

Name:

Title:

Date:

PIMCO INVESTMENTS LLC

By its authorized officer

By:

Name:

Title:

Date:

Schedule A

The term “Designated Portfolio” of the Fund will include the following:

For Administrative Class shares, any series of the Fund that offers Administrative Class shares and that is operating as of the date of this Agreement or commences operations after the date of this Agreement, other than any such series that ceases operations.

For Advisor Class shares, any series of the Fund that offers Advisor Class shares and that is operating as of the date of this Agreement or commences operations after the date of this Agreement, other than any such series that ceases operations.

For Institutional Class shares, any series of the Fund that offers Institutional Class shares and that is operating as of the date of this Agreement or commences operations after the date of this Agreement, other than any such series that ceases operations.

For Class M shares, any series of the Fund that offers Class M shares and that is operating as of the date of this Agreement or commences operations after the date of this Agreement, other than any such series that ceases operations.

Segregated Asset Accounts:

Symetra Separate Account C

Symetra Resource Variable Account B

Symetra Separate Account SL

Symetra Separate Account VL